                                                                    EXHIBIT 10.6


                     ***************************************

                                      Lease

                             PACIFIC CORPORATE PLAZA
                             27081 ALISO CREEK ROAD

                     ***************************************

                                     Between

                                   ZLAND,INC.
                                    (Tenant)

                                       and

                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)

                                      LEASE

       THIS LEASE (the "Lease") is made as of February 26, 1999 between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the buildings) (collectively, the "Building") known as "Pacific Corporate Plaza" and the land (the "Land") located at Aliso-Creek Road, Aliso Viejo, California. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

       The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

        1.      TENANT: Zland, Inc., a California corporation
        2. PREMISES: The Phase A Premises, Phase B Premises and Phase C Premises located in "Building 3" of the Project at 27081 Aliso Creek Road.
                PHASE A PREMISES: Approximately 19,693 gross rentable square feet located on the second floor of "Building 3" of the Project. PHASE B PREMISES: Approximately 10,185 gross rentable square feet located on the first floor of "Building 3" of the Project and depicted on Appendix A attached hereto.
                PHASE C PREMISES: Approximately 10,185 gross rentable square feet located on the first floor of "Building 3" of the Project and depicted on Appendix A attached hereto.
        3. RENTABLE SQUARE FEET OF THE PREMISES: Approximately 40,063 gross rentable square feet ("Rentable Area") for the entire Premises.
        4. TENANT'S PROPORTIONATE SHARE: From the Commencement Date to the day immediately preceding the Phase B Commencement Date, 49% of the Building and 16% of the Project. From the Phase B Commencement Date to the day immediately preceding the Phase C Commencement Date, 75% of the Building and 24% of the Project. From after the Phase C Commencement Date, 100% of the Building and 32% of the Project (based upon a total of 40,063 gross rentable square feet in the Building, 126,800 gross rentable square feet in the Project, 19,693 gross rentable square feet in the Phase A Premises, 10,185 gross rentable square feet in the Phase B Premises and 10,185 Gross rentable square feet in the Phase C Premises).
        5. SECURITY DEPOSIT: $149,666 upon the execution and delivery of this Lease, with such amount adjusted as provided in Section 20.
        6.      TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Lee & Associates
        7.      LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: Lee & Associates
        8. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C
        9. COMMENCEMENT DATE: For each Phase of the Premises, the later of the Estimated Commencement Date for such Phase or the Completion Date (as defined in Appendix C for such Phase (and until the Commencement Date occurs for each Phase of the Premises, such Phase shall not constitute a portion of the "Premises" for the purposes


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                of this Lease). Landlord and Tenant shall execute a Commencement
                Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for each Phase. The Commencement Date for this Lease shall be the Commencement Date for the Phase A Premises.
        10.     TERMINATION DATE/TERM: Five (5) years after the Commencement
                Date for the Phase C Premises, or if the Commencement Date for the Phase C Premises is not the first day of a month, then after the first day of the following month.
        11.     BASE RENT:

        Period                       Annual Base Rent      Monthly Base Rent
----------------------------         ----------------      -----------------
Lease Year 1; before Phase B
Commencement Date                       $319,026.60            $ 26,585.55

Lease Year 1; after Phase B
Commencement Date and before
Phase C Commencement Date               $484,023.60            $ 40,335.30

Lease Year 1; after Phase C
Commencement Date                       $649,004.40            $ 54,083.70

Lease Year 2                            $674,964.58            $ 56,247.05

Lease Year 3                            $701,963.16            $ 58,496.93

Lease Year 4                            $730,041.69            $ 60,836.81

Lease Year 5                            $759,243.36            $ 63,270.28

Remaining Initial Term after
Lease Year 5                            $789,613.09            $ 65,801.09

        12. SOLE PERMITTED USE: General office purposes; however, in no event in violation of any Governmental Requirements (as hereinafter defined) or any provision of the Rules and Regulations attached as Appendix B hereto.

        13. ESTIMATED COMMENCEMENT DATE: For the Phase A Premises, June 1, 1999; for the Phase B Premises, September 1, 1999; and for the Phase C Premises, December 1, 1999.

                                      Lease

                                                                                       Page
                                                                                       ----
1       LEASE AGREEMENT................................................................  3

2.      RENT...........................................................................  3
        A.     Types of Rent...........................................................  3
               (1)    Base Rent........................................................  3
               (2)    Operating Cost Share Rent........................................  3
               (3)    Tax Share Rent...................................................  3
               (4)    [Intentionally Omitted.].........................................  3
               (5)    Additional Rent..................................................  3
               (6)    Rent.............................................................  4
        B.     Payment of Operating Cost Share Rent and Tax Share Rent.................  4
               (1)    Payment of Estimated Operating Cost Share Rent
                      and Tax Share Rent...............................................  4
               (2)    Correction of Operating Cost Share Rent..........................  4
               (3)    Correction of Tax Share Rent.....................................  5
        C.     Definitions.............................................................  5
               (1)    Included Operating Costs.........................................  5
               (2)    Excluded Operating Costs.........................................  6
               (3)    Taxes............................................................  6
               (4)    Lease Year.......................................................  7
               (5)    Fiscal Year......................................................  7
        D.     Computation of Base Rent and Rent Adjustments...........................  7
               (1)   Prorations........................................................  7
               (2)   Default Interest..................................................  7
               (3)   Rent Adjustments..................................................  8
               (4)   Books and Records.................................................  8
               (5)   Miscellaneous.....................................................  8

3.      PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
        SURRENDER OF PREMISES..........................................................  8
        A.     Condition of Premises...................................................  8
        B.     Tenant's Possession.....................................................  9
        C.     Maintenance.............................................................  9

4.      PROJECT SERVICES...............................................................  9
        A.     Heating and Air Conditioning............................................  9
        B.     Elevators...............................................................  9
        C.     Electricity.............................................................  9
        D.     Water...................................................................  10
        E.     Janitorial Service .....................................................  10
        F.     Interruption of Services................................................  10

                                                                                        Page
                                                                                        ----
12.   TENANT'S DEFAULT ................................................................  19
        A.    Rent Default ............................................................  19
        B.    Assignment/Sublease or Hazardous Substances Default......................  19
        C.    Other Performance Default................................................  19
        D.    Credit Default...........................................................  20
        E.    Vacation or Abandonment Default..........................................  20

13.   LANDLORD REMEDIES................................................................  20
        A.    Termination of Lease or Possession ......................................  20
        B.    Lease Termination Damages................................................  20
        C.    Continuation of Lease....................................................  21
        D.    Possession Termination Damages...........................................  21
        E.    Landlord's Remedies Cumulative...........................................  21
        F.    WAIVER OF TRIAL BY JURY..................................................  22
        G.    Litigation Costs.........................................................  22
        H.    Additional Phases........................................................  22

14.   SURRENDER........................................................................  23

15.   HOLDOVER.........................................................................  23

16.   SUBORDINATION TO GROUND LEASES AND MORTGAGES.....................................  23
        A.     Subordination...........................................................  23
        B.     Termination of Ground Lease or Foreclosure of Mortgage..................  23
        C.     Security Deposit........................................................  23
        D.     Notice and Right to Cure................................................  24
        E.     Definitions.............................................................  24

17.   ASSIGNMENT AND SUBLEASE .........................................................  24
        A.     In General .............................................................  24
        B.     Landlord's Consent .....................................................  24
        C.     Procedure ..............................................................  25
        D.     Change of Management or Ownership ......................................  25
        E.     Excess Payments ........................................................  25
        F.     Recapture ..............................................................  25
18.   CONVEYANCE BY LANDLORD ..........................................................  26
19.   ESTOPPEL CERTIFICATE ............................................................  26
20.   SECURITY DEPOSIT ................................................................  26

                                                                                        Page
                                                                                        ----
21.   FORCE MAJEURE....................................................................  29

22.   TENANT'S PERSONAL PROPERTY AND FIXTURES..........................................  29

23    NOTICES..........................................................................  29
        A.     Landlord................................................................  29
        B.     Tenant..................................................................  30

24.   QUIET POSSESSION.................................................................  30

25.   REAL ESTATE BROKER...............................................................  30

26.   MISCELLANEOUS....................................................................  30
        A.     Successors and Assigns..................................................  30
        B.     Date Payments Are Due...................................................  30
        C.     Meaning of "Landlord", "Re-Entry, "including" and "Affiliate" ..........  30
        D.     Time of the Essence....................................................   31
        E.     No Option...............................................................  31
        F.     Severability............................................................  31
        G.     Governing Law...........................................................  31
        H.     Lease Modification......................................................  31
        I.     No Oral Modification....................................................  31
        J.     Landlord's Right to Cure................................................  31
        K.     Captions................................................................  31
        L.     Authority...............................................................  31
        M.     Landlord's Enforcement of Remedies......................................  31
        N.     Entire Agreement........................................................  31
        0.     Landlord's Title........................................................  32
        P.     Light and Air Rights....................................................  32
        Q.     Singular and Plural.....................................................  32
        R.     No Recording by Tenant..................................................  32
        S.     Exclusivity.............................................................  32
        T.     No Construction Against Drafting Party..................................  32
        U.     Survival................................................................  32
        V.     Rent Not Based on Income................................................  32
        W.     Building Manager and Service Providers..................................  32
        X.     Late Charge and Interest on Late Payments...............................  32

27.   UNRELATED BUSINESS INCOME........................................................  33
28.   HAZARDOUS SUBSTANCES.............................................................  33
29.   EXCULPATION......................................................................  35

                                                                                        Page
                                                                                        ----
30.   SIGNAGE..........................................................................  36
31.   EXTENSION OPTION.................................................................  36
32.   RIGHT OF FIRST REFUSAL...........................................................  38

APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - JANITORIAL SERVICES

        1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

        2. RENT.

        A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

               CarrAmerica Realty Corporation
               t/a Pacific Corporate Plaza
               P.O. Box [To be provided by written notice from Landlord] Atlanta, GA 30384-0566 or by wire transfer as follows:

               NationsBank, N.A. (South)
               ABA Number 061-000-052
               Account Number [To be provided by written notice from Landlord]

or in such other manner as Landlord may notify Tenant:

                (1) Base Rent in monthly installments, without deduction or offset, in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                (4) [Intentionally Omitted.]

                (5) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent,

Operating Cost Share Rent and Tax Share Rent, but including any interest for late payment of any item of Rent.

        (6) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind. All Rent shall be paid absolutely net to Landlord.

B. Payment of Operating Cost Share Rent and Tax Share Rent.

        (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

        Within ten (10) days after receiving the original or revised estimate from Landlord setting forth an estimate of Operating Costs for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

        Within ten (10) days after receiving the original or revised estimate from Landlord setting forth an estimate of Taxes for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

        (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth
(a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

                (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

        C. Definitions.

                (1) Included Operating Costs. "Common Areas" means all areas and facilities outside the Building and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers and invitees, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

                If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs for the Common Areas to equal what would have been incurred by Landlord had the Project been fully occupied. If the Building is not fully occupied during any portion of any fiscal year, Landlord may make an Equitable Adjustment to Operating Costs for the Building to what would have been incurred by Landlord had the Building been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project or Building, as applicable, increases. Landlord may incorporate any such Equitable Adjustment in its estimates of Operating Costs.

                If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

        (2)     Excluded Operating Costs. Operating Costs shall not include:

        (a)     costs of alterations of tenant premises;

        (b)     costs of capital improvements other than Included Capital Items;

        (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

        (d)     real estate brokers' leasing commissions;

        (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

        (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

        (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

        (h)     depreciation (except on any Included Capital Items);

        (i)     franchise or income taxes imposed upon Landlord;

        (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

        (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

        (1) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

        (m)     fines, penalties and interest.

        (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which

Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

        For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with, any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

        Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

        (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date for the Phase A Premises, except that if the Commencement Date for the Phase A Premises is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date for the Phase A Premises through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

        (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

D. Computation of Base Rent and Rent Adjustments.

        (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

        (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

                (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

                (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than three percent (3%).

                (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

        A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant absolutely "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability; provided that Landlord shall assign to Tenant (or otherwise enforce at Landlord's election in its sole discretion upon Tenant's written request) any warranties received from any contractors and subcontractors relating to the Initial Improvements (as defined in Appendix c) and/or the Premises.

        B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the portion of the Premises as to which Tenant so took possession was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

        C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

        4. PROJECT SERVICES.

        Landlord shall furnish services as follows:

        A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding holidays), and 8:00 a.m. to 12:00 noon on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations for buildings comparable to the Building, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

        Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

        B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

        C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such additional rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

        D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

        E. Janitorial Service. Landlord shall furnish janitorial services as generally provided to other tenants in the Project, but not fewer janitorial services than provided on Appendix F.

        F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including, without limitation, any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable for a period of at least six (6) consecutive business days, monthly Rent shall be abated proportionately.

        G. Parking. During the Term, Tenant and its employees shall be entitled to use within the Project's parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) an aggregate of 4 parking stalls per 1,000 gross square feet of space in the Premises then occupied by Tenant. During the initial Term, Tenant shall be entitled to use such parking stalls at no additional rental, and during the Renewal Term (as defined in Section 31) Tenant shall pay Landlord the parking rent determined by Landlord as provided in Section 31 for the use of such parking stalls. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area; provided that any such reserved parking stalls shall not be the stalls closest to the Premises.

        H. Tenant's Computer Room. Notwithstanding anything to the contrary set forth in this Lease (including, without limitation, this Section 4), Landlord shall have no obligation to provide janitorial service, or any other service for which Landlord requires access, to Tenant's computer room, nor shall Landlord have any obligations under this Lease (including, without limitation, maintenance or repair obligations) with respect to Tenant's computer room unless and until Tenant provides Landlord with the access thereto required by Landlord to perform such services or satisfy such obligations. Without limiting the foregoing, if Landlord determines in its sole discretion that a suspected fire or flood or other emergency in the Building requires Landlord to gain access to Tenant's computer room, Landlord may forcibly enter. Landlord shall make a reasonable effort to contact Tenant to secure access, but Landlord shall have no obligation to contact Tenant. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all expenses in repairing any damage to such computer room.

        5. ALTERATIONS AND REPAIRS.

        A. Landlord's Consent and Conditions.

        Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $500, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

        Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

        The following requirements shall apply to all Work:

                (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord's request, security for payment of all costs.

                (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

                (6) Tenant shall permit Landlord to supervise all Work. If an only if Landlord's employees or contractors perform the Work, Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work.

                (7) Upon completion, Tenant shall furnish Landlord with as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects" and, if Tenant or Tenant's employees or contractors perform the Work, contractor's affidavits and full and final statutory waivers of liens.

        B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises or Common Areas shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

        C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and

Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

         D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal.)

         E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

         F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant not less than ninety (90) days prior notice (except in the event such change is required by Governmental Requirements or court order, in which event Landlord shall provide Tenant with reasonable notice under such circumstances) to change any name, number or designation by which the Premises or the Project is commonly known.

         6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

         Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Landlord shall be responsible as of the Commencement Date for the compliance of the Premises and Common Area with the ADA in effect as of the Commencement Date, assuming the use of the Premises for general office purposes and not as a place of public accommodation. Except for Landlord's obligations pursuant to this paragraph, and notwithstanding any other provision of this Lease, Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Except for Landlord's obligations pursuant to this paragraph, Tenant shall, at its expense, make any alterations or modifications, with or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. Except for Landlord's obligations pursuant to this paragraph, Tenant shall pay, as additional rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

         7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

         8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

        To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

        B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

        C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident               $500,000
Disease--Policy Limit       $500,000
Disease--Each Employee      $500,000

                Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(l). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, which shall not be unreasonably withheld, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

        Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance. including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident               $    500.000
Disease--Policy Limit       $    500.000
Disease--Each Employee      $    500.000

                Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

        D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

        E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        9. FIRE AND OTHER CASUALTY.

        A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

        B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

        10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

        11. RIGHTS RESERVED TO LANDLORD.

        Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

        A. Name. To change the name or street address of the Building or the suite number(s) of the Premises upon not less than ninety (90) days prior notice to Tenant (except in the event such change is required by Governmental Requirements or court order, in which event Landlord shall provide Tenant with reasonable notice under such circumstances)

        B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the Common Areas or the exterior of the Building.

        C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior Common Areas.

        D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

        E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

        F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

        G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

        H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

        I. Relocation of Tenant. If at any time Tenant does not occupy the entire building in which the Premises are located, to relocate the Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

                (1) the size of the new premises is at least equal to the size of the Old Premises;

                (2) Landlord pays the cost of moving the Tenant and improving the new premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

        J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

        K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of Common Areas in the Project; provided that Landlord shall not unreasonably interfere with Tenant's use of the Premises, except to the extent such interference is necessary for Landlord's compliance with its obligations under this Lease or any Governmental Requirements. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

        L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

        M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

        N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

        12. TENANT'S DEFAULT.

        Any of the following shall constitute a default by Tenant:

        A. Rent Default. Tenant fails to pay any Rent when due or Tenant fails to deliver any increase in the Security Deposit as required by the provisions of
Section 20;

        B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

        C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two
(2) such failures during the Term of this Lease, this failure continues for ten
(10) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under
Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

        D. Credit Default. One of the following credit defaults occurs:

                (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                (2) Tenant (i) becomes insolvent or bankrupt, (ii) does not generally pay its debts as they become due and fails to cure the same within thirty (30) days, or (iii) admits in writing its inability to pay its debts and fails to cure or rescind the same within thirty (30) days, or (iv) makes a general assignment for the benefit of creditors;

                (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

        E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

        13. LANDLORD REMEDIES.

        A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

        B. Lease Termination Damages. Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined:
(a) The "worth at the time of award" 'of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 %.

        C. Continuation of Lease. Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

        D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

        E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

        F. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        G. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease. Notwithstanding the foregoing, if Landlord or Tenant brings an action to enforce the terms of this Lease or declare rights hereunder, the prevailing party in such action shall be entitled to the payment of its attorneys' fees and costs from the other party.

        H. Additional Phases. In addition to all of Landlord's other rights and remedies under this Lease, in the event of a default by Tenant under this Lease prior to the Phase B Commencement Date and/or Phase C Commencement Date, then at Landlord's election in its sole and absolute discretion, Tenant shall not be entitled to occupy, and this Lease shall not cover, any Phase(s) of the Premises as to which Tenant has not taken occupancy. Any such election by Landlord shall be evidenced only in a written notice from Landlord to Tenant and shall be effective only from and after the date of such notice, and unless and until Landlord delivers any such notice, this Lease shall continue in full force and effect as to the entire Premises. No such election by Landlord shall limit or affect Tenant's obligations or liability (a) with respect to any portion of the Premises other than the Phase(s) as to which Landlord has elected to terminate this Lease, as provided in this Section, or (b) with respect to the Phase(s) as to which Landlord has elected to terminate this Lease and occurring prior to the effective date of Landlord's election (including, without limitation, any obligation under Appendix C to pay for any "Initial Improvements" and/or "Change Orders" (each as defined in Appendix C) constructed or commenced prior to such effective date). On any such election by Landlord (i) any of Tenant's rights under Sections 31 and 32 of this Lease shall be concurrently terminated, and
(ii) Landlord shall prepare and deliver to Tenant, and Tenant shall within five
(5) business days execute and deliver to Landlord, an amendment to this Lease reflecting the Phase(s) as to which this Lease has been terminated and proportionately adjusting the Base Rent, number of parking spaces allocated to Tenant and Tenant's Proportionate Share to reflect such termination and amending any other provision of this Lease as reasonably necessary, as determined by Landlord, to address such termination.

        14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

        15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

        A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

        B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the around lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

        C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or Mortgagee.

        D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such-default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

        E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17.    ASSIGNMENT AND SUBLEASE.

        A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

        B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project,
(v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

        C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

        D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

        E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

        F. Recapture. Except in the event of assignment or subletting to an affiliate (as hereinafter defined) of Tenant, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease. Tenant's notice of assignment or subletting for the purposes of this Section 17(F) may be given when Tenant notifies Landlord of Tenant's good faith intent to assign this Lease or sublet a specific portion of Premises and may be given before Tenant has identified a specific proposed assignee or sublessee.

        18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

        19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonable requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying, party has no claims or offsets against the requesting party.

        20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule (the "Initial Security Deposit"). The Initial Security Deposit has been calculated by multiplying the number of gross rentable square feet in the Phase A Premises times four times the Security Deposit Multiplier. As used herein, "Security Deposit Multiplier" means from time to time the aggregate of the monthly Base Rent per gross rentable square foot then in effect under this Lease plus the month Operating Cost Share Rent and Tax Share Rent due under this Lease on a gross rentable square foot basis; with such Security Deposit Multiplier changing as and when such amounts change. For the purposes of determining the Initial Security Deposit, the Security Deposit Multiplier has been estimated to be $1.90 ($1.35 plus an estimated $0.55 for such Operating Cost Share Rent and Tax Share Rent). Tenant acknowledges and agrees that the foregoing estimate of Operating Cost Share Rent and Tax Share Rent has been made solely for the parties' ease in calculating the Initial Security Deposit and such estimate shall not limit or affect any of the provisions of this Lease, including, without limitation, the provisions of this Lease regarding the payment of Operating Cost Share Rent and Tax Share Rent and the provisions of this Section 20.

        The Security Deposit shall be increased upon the Phase B Commencement Date, the Phase C Commencement Date, and any increase from time to time in the Security Deposit

Multiplier, and concurrently therewith Tenant shall deliver to Landlord, in immediately available funds, the amount necessary to increase the Security Deposit then held by Landlord to an amount equal to the number of gross rentable square feet then in the Premises multiplied by four multiplied by the then applicable Security Deposit Multiplier, as the same may be reduced as provided in the next paragraph.

        So long as no default by Tenant and no event which with the giving of notice or the passage of time would constitute a default by Tenant, exists at the time of the applicable reduction, the amount of the Security Deposit then held by Landlord may be reduced as follows: (a) at the end of the first Lease Year, the Security Deposit may be reduced by an amount equal to the gross rentable square feet then in the Premises multiplied by the Security Deposit Multiplier; provided that the reduction otherwise applicable at the end of the first Lease Year may instead occur at the end of Tenant's 1999 fiscal year (and there shall be no reduction under this clause (a) at the end of the first Lease
Year) if Tenant's audited financial statements show Tenant's revenues for the 1999 fiscal year to be not less than $25,000,000, Tenant's net income for the 1999 fiscal year to be not less than $1,000,000 and Tenant's shareholder's equity at the end of the 1999 fiscal year to be not less than $1,000,000; (b) at the end of the second Lease Year, the Security Deposit may be reduced by an amount equal to the gross rentable square feet then in the Premises multiplied by the Security Deposit Multiplier; provided that the reduction otherwise applicable at the end of the second Lease Year may instead occur at the end of Tenant's 2000 fiscal year (and there shall be no reduction under this clause (b) at the end of the second Lease Year) if Tenant's audited financial statements show Tenant's revenues for the 2000 fiscal year to be not less than $30,000,000, Tenant's net income for the 2000 fiscal year to be not less than $1,200,000 and Tenant's shareholder's equity at the end of the 2000 fiscal year to be not less than $1,200,000; (c) at the end of the third Lease Year, the Security Deposit may be reduced by an amount equal to the gross rentable square feet then in the Premises multiplied by the Security Deposit Multiplier; provided that the reduction otherwise applicable at the end of the third Lease Year may instead occur at the end of Tenant's 2001 fiscal year (and there shall be no reduction under this clause (c) at the end of the third Lease Year) if Tenant's audited financial statements show Tenant's revenues for the 2001 fiscal year to be not less than $36,000,000, Tenant's net income for the 2001 fiscal year to be not less than $1,440,000, and Tenant's shareholder's equity at the end of the 2001 fiscal year to be not less than $1,440,000; and (d) at any time that Tenant's stock is publicly traded on a nationally recognized stock exchange, the Security Deposit may be reduced to an amount equal to the gross rentable square feet then in the Premises multiplied by the Security Deposit Multiplier (and if at any time thereafter, Tenant's stock ceases to be so publicly traded, the Security Deposit shall be increased by Tenant to the amount that would otherwise be required by this Section 20). Any reduction in the Security Deposit shall be held by Landlord and applied to the next payment(s) of Rent due under this Lease. Notwithstanding anything to the contrary set forth herein, the Security Deposit held by Landlord shall not be reduced below an amount equal to the gross rentable square feet then in the Premises multiplied by the Security Deposit Multiplier and if any reduction contemplated by this paragraph would reduce the Security Deposit below such amount, such reduction shall be of no force and effect. If

Tenant desires a reduction in the Security Deposit based on Tenant's revenues, shareholder's equity and net income as provided herein, before such reduction in the Security Deposit Tenant shall deliver to Landlord Tenant's financial statements for the applicable fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, and audited by an independent certified public accountant. The provisions of this paragraph allowing for the reduction of the Security Deposit are applicable only if and when Zland, Inc. is the Tenant hereunder (and if at any time Zland, Inc. is not the Tenant hereunder there shall be no such reduction of the Security Deposit).

        If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty
(30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If the Basic Rent shall, from time to time, increase during the term of this Lease (as extended from time to time), Tenant shall, upon Landlord's election, deposit with Landlord additional money as a Security Deposit so that the total amount of Security Deposit held by Landlord shall at all times bear the same proportion to the then current Basic Rent as the initial Security Deposit bears to the initial Basic Rent set forth in the Schedule.

        Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees.

        If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

        21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure"). Force Majeure shall include, without limitation, any failure of, or delay by, the appropriate governmental authorities to issue any permits or grant any approvals. Without limiting the foregoing, any failure of any of the applicable governmental authorities to issue all necessary building permits for the Initial Improvements within thirty (30) days after the initial application shall constitute Force Majeure. In the event of Force Majeure resulting from strike or labor problem, Landlord shall use reasonable efforts to find alternate providers at a comparable cost, subject to any Governmental Requirements and/or labor agreements.

        22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant hereby grants to Landlord all of its personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located. Landlord shall only exercise its rights with respect to the security interest granted by this Section 22 if Tenant's personal property or fixtures remain in the Premises or Project after the expiration or earlier termination of this Lease.

        23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

            A. Landlord. To Landlord as follows:

               CarrAmerica Realty Corporation
               3611 South Harbor Boulevard, Suite 230
               Santa Ana, California 92704
               Attn: Market Officer
             with a copy to:

             CarrAmerica Realty Corporation
             1850 K Street, N.W., Suite 500
             Washington, D.C. 20006
             Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

         B.  Tenant. To Tenant as follows:

             Zland, Inc.

             -------------------------------------

             -------------------------------------

             -------------------------------------

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered certified mail, and one business day in the case of overnight courier.

         24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

         26.  MISCELLANEOUS.

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which

Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

        C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

        D. Time of the Essence. Time is of the essence of each provision of this Lease.

        E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

        F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

        G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

        H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

        I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

        J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

        K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

        L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

        M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

        N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. All Appendices and Exhibits to this Lease are incorporated herein by this reference. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

        O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

        P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

        Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

        R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease. Without limiting the foregoing, the provisions of this Section 26(R) shall not prohibit the disclosure by Tenant of the terms of this Lease to the extent required by law (including, without limitation, in connection with any initial public offering of Tenant's stock).

        S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

        T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

        U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

        V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

        W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

        X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D (2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

        27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        28. HAZARDOUS SUBSTANCES.

        A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

        B. "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

        C. Without limiting Tenant's liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws,
(iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

        D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

        E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

        F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

        G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

        29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder. Without limiting Landlord's recourse against Tenant, in no event shall any officer, director, employee, agent or shareholder of Tenant be personally liable for any of Tenant's obligations hereunder.

        30. SIGNAGE. Subject to Landlord's reasonable prior written approval of the location, design, size, color, material, composition and plans and specifications therefor, Tenant may, at its sole cost and expense, construct and maintain a top sign on the Building (the "Building Sign") to the extent permitted by all Governmental Requirements. If Landlord grants its approval, Tenant shall erect the Building Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all applicable Governmental Requirements, now in force or hereafter enacted, of any governmental entity or agency having jurisdiction over the Premises, and after Tenant has received all requisite approvals thereunder (all of which being referred to herein collectively as the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the construction or use of the Building, Common Areas or other portions of the Project while such construction is taking place, and thereafter, Tenant shall maintain the Building Sign in a good, clean and safe condition and in accordance with the Sign Requirements, including all repairs and replacements thereto. Upon the expiration or earlier termination of the Lease Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused thereby and restore the applicable portion of the Building to its condition prior to the installation and removal of the Building Sign.

        31. EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Section 32 and Appendix C of this Lease and except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension option.

        A. The Base Rent during the Renewal Term shall be the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the South Orange County area as reasonably determined by Landlord, including, without limitation, the then prevailing market rate as reasonably determined by Landlord for the parking stalls allocated to Tenant under the terms of this Lease.

        B. To exercise its option, Tenant must deliver a binding (except as provided in Section 31(C)(ii) below) notice to Landlord not less than nine (9) months prior to the proposed commencement of the applicable Renewal Term. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

        C. Market Rate shall be determined as follows:

                (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then at some point between ten
        (10) and eight (8) months prior to the commencement of the applicable Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

                (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven
        (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below; provided that Tenant may instead, by written notice to Landlord given within seven (7) days after the exchange of estimates, rescind its exercise of the extension option, in which event this Lease shall expire at the end of the initial Term set forth in the Schedule (and if Tenant fails to deliver such written recision notice with such seven (7) day period, Tenant's notice of the extension of the Term shall be binding and the Base Rent for the Renewal Term shall be determined by arbitration as provided below).

                (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

        D. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the applicable Renewal Term.

        32. RIGHT OF FIRST REFUSAL. Subject to Subsection B below, Landlord hereby grants to Tenant for the term set forth in this Section a right of first refusal for space in Building 2 (27071 Aliso Creek Road) of the Project (collectively, the "ROFR Space"), to be exercised in accordance with Subsection A below. Tenant's right of first refusal with respect to the ROFR Space shall be applicable only to Landlord's initial leasing of the ROFR Space; once any portion of the ROFR Space has been leased (whether to Tenant or any other party), Tenant shall have no further rights under this Section 32 with respect to such portion of the ROFR Space.

        A. If Landlord desires to accept a bona fide offer to initially lease any of the ROFR Space during the term of the Tenant's rights under this Section, Landlord shall so notify Tenant ("Landlord's ROFR Notice") identifying the applicable ROFR Space (the "Subject ROFR Space") and the basic economic terms as elected by Landlord for such ROFR Space. Tenant shall notify Landlord within three (3) business days of receipt of Landlord's ROFR Notice whether it desires to lease the Subject ROFR Space on the terms set forth in Landlord's ROFR Notice. If Tenant does not notify Landlord within said 3 business day period that it will lease the Subject ROFR Space, Tenant shall be deemed to have refused the Subject ROFR Space. After any refusal, Landlord shall be free to lease such space to any party upon basic economic terms not materially less favorable to Landlord for a period of six (6) months (and if Landlord leases such space to any party upon basic economic terms not materially less favorable to Landlord within such six (6) month period, Tenant shall have no further right of first refusal for such Subject ROFR Space). If Landlord fails to so lease such Subject ROFR Space within such six (6) month period, or if Landlord desires to accept a bona fide offer for such Subject ROFR Space during such six (6) month period on basic economic terms materially less favorable to Landlord, Tenant shall again have a right of first refusal with respect to such Subject ROFR Space on the terms and conditions set forth in this Section 32. If Tenant exercises its right of first refusal with respect to the Subject ROFR Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of this Lease on (a) the terms specified in Landlord's ROFR Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in

Landlord's ROFR Notice, except that the terms of Landlord's ROFR Notice shall not apply during any Renewal Term, and instead, the terms of this Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the Subject ROFR Space.

        B. Tenant's right of first refusal is subject to the conditions that:
(i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFR Space is added to the Premises.

        C. Promptly after Tenant's exercise of its right of first refusal, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFR Space. Within 15 days thereafter, Tenant shall execute and return the amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                        LANDLORD:

                                        CARRAMERICA REALTY CORPORATION,
                                        a Maryland corporation


                                        By: /s/ THOMAS A. CARR
                                           -------------------------------------
                                        Print Name: Thomas A. Carr
                                                   -----------------------------
                                        Print Title: President & CEO
                                                    ----------------------------

                                        TENANT:

                                        ZLAND, INC.,
                                        a California corporation

                                        By: JOHN W. VEENSTRA
                                           -------------------------------------
                                        Print Name: John W. Veenstra
                                                   -----------------------------
                                        Print Title: CEO
                                                    ----------------------------

                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Print Title:
                                                    ----------------------------

                                   APPENDIX A
                              PLAN OF THE PREMISES
                                    Attached.








                                   APPENDIX A
                                   Page 1 of 1

                                    [DIAGRAM]

                                    [DIAGRAM]

                                   APPENDIX B

                              RULES AND REGULATIONS

        1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

        2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

        3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

        4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

        5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

        6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.



                                   APPENDIX B
                                   Page 1 of 5

        7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

        8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

               In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

        10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

        11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

        12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

        13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

        14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain


                                   APPENDIX B
                                   Page 2 of 5
from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

        15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

        16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

        17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

        18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

        19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

        Accordingly:

            (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

            (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

            (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.


                                  APPENDIX B

        20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

        21. Tenant shall not disturb the quiet enjoyment of any other tenant.

        22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

        23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep at any time signs advertising the Premises for Rent.

        24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

        25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

        26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

        27. Tenant shall promptly remove all rubbish and waste from the Premises.

        28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

        29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and


                                  APPENDIX B
procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

        30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

        31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

        32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

        33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.


                                   APPENDIX B
                                   Page 5 of 5

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

        1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined). The Initial Improvements shall include the installation of a separate meter for Tenant's computer room (the "Meter").

        Landlord shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s), approved by the Landlord. Tenant shall within two (2) weeks after receipt of the Plans either provide reasonable and detailed written comments to such Plans or approve the same. Tenant shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with revised Plans, Tenant shall within one week after receipt then either provide reasonable and detailed written comments to such revised Plans or approve such Plans. Tenant shall be deemed to have approved such revised Plans if Tenant does not timely provide comments on such Plans. Tenant hereby acknowledges and agrees that the Plans for the Initial Improvements must comply with all applicable Governmental Requirements, but that Landlord's preparation of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

        Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial improvements for each Phase of the Premises to be substantially completed, except for minor "Punch List" items, on or before the Estimated Commencement Date for such Phase of the Premises specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

        Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

        2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to any of the Premises in addition to, revision of or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.


                                   APPENDIX C
                                   Page 1 of 4

        3. LANDLORD'S CONTRIBUTION. Landlord shall contribute toward the costs incurred for the Initial Improvements and Change Orders for each Phase an amount up to the following amount for each Phase of the Premises ("Landlord's Contribution"):

                                      Landlord's Contribution
        Phase A                             $393,860

        Phase B                             $203,700

        Phase C                             $203,700

The costs of the Meter, up to a maximum of $500, shall be applied against Landlord's Contribution. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders for any Phase in excess of Landlord's Contribution for such Phase. If the cost of the Initial Improvements and/or Change Orders for any Phase exceeds the Landlord's Contribution for such Phase, Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders for such Phase (and any unused Landlord's Contribution for any Phase cannot be used to offset the cost of the Initial Improvements and/or Change Orders for any other Phase).

        4. COMMENCEMENT DATE DELAY. The Commencement Date for each Phase of the Premises shall be delayed beyond the Estimated Commencement Date for such Phase of the Premises until the Initial Improvements for such Phase of the Premises have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

               (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

               (b) Contractor's performance of any Change Orders; or

               (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

               (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

               (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

               (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or


                                   APPENDIX C
                                   Page 2 of 4

         (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date for any Phase of the Premises is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

         Without limiting the foregoing regarding Tenant Delay, if Landlord has not substantially completed construction of the Initial Improvements for any Phase of the Premises on or before the date which is fifteen (15) days after Estimated Commencement Date for such Phase of the Premises (the "Outside Date") as a result of a Landlord Delay, then as Tenant's sole remedy for the delay, Tenant's obligation to pay Base Rent for the Phase of the Premises affected by such Landlord Delay (but not any other portion of the Premises) shall be abated after the Commencement Date for the Phase of the Premises so affected, for each day of Landlord Delay beyond the applicable Outside Date by an amount equal to $1.50 multiplied by the Rentable Area of the Phase of the Premises to which such Landlord Delay applies, divided by the number of days in the calendar month to which such abatement applies. Further, without limiting the foregoing regarding Tenant Delay, if Landlord has not substantially completed construction of the Initial Improvements for Phase A of the Premises on or before November 15, 1999 as a result of a Landlord Delay, than as Tenants' sole remedy for the delay, Tenant may, on or before November 30, 1999, elect to terminate this Lease as to the entire Premises by written notice to Landlord (in which event if Tenant timely delivers such notice, this Lease shall thereafter terminate, excluding any obligations which survive any termination and excluding any obligations to pay for work performed prior to the date of such termination). If Tenant fails to deliver notice of such termination on or before November 30, 1999, Tenant shall be deemed to have elected not to terminate this Lease and the provisions of the immediately preceding sentence shall be of no further force or effect. As used herein "Landlord Delay" means any action or omission by Landlord that actually delays the substantial completion of the Initial Improvements for the Phase A Premises, and shall not include Tenant Delay or any delay resulting from Force Majeure.

         5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter any portion of the Premises prior to the Commencement Date for such portion of the Premises to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

         (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

         (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

         (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.


                                  APPENDIX C
                                  Page 3 of 4

        Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

        6. MISCELLANEOUS.

        Tenant acknowledges and agrees that the construction of the Initial Improvements in the Phase B Premises and Phase C Premises shall continue after Tenant has taken occupancy of a portion of the Premises, and Tenant agrees that such construction shall not affect Tenant's obligations under this Lease or constitute an eviction of Tenant from the Premises. Terms used in this Appendix C shall have the meanings assigned to them in this Lease. The terms of this Appendix C are subject to the terms of this Lease.


                                  APPENDIX C

                                   APPENDIX D
                    MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                      NONE






                                   APPENDIX D
                                   Page 1 of 1

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord:  CarrAmerica Realty Corporation, a Maryland corporation

Tenant:    Zland, Inc., a California corporation

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of __________ , 1999 (the "Lease") for certain premises known as ___________ in the building commonly known as Building 3 of the Pacific Corporate Plaza (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for the Phase __ Premises is _______ , 1999. The Termination Date of the Lease is ________________ , ______ .

     2. Acceptance of Premises. Tenant has inspected the Phase __ Premises and affirms that the Phase __ Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                             TENANT:

                             ZLAND, INC.,
                             a California corporation

                             By: _________________________________
                             Name: _______________________________
                             Title: ______________________________


                             By: _________________________________
                             Name: _______________________________
                             Title: ______________________________


                                   APPENDIX E

                                        LANDLORD:

                                        CARRAMERICA REALTY CORPORATION,
                                        a Maryland corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------








                                   APPENDIX E
                                   Page 2 of 2

                                   APPENDIX F
                               JANITORIAL SERVICES
                                    Attached.








                                   APPENDIX F

                        CURRENT JANITORIAL SPECIFICATIONS


A. ELEVATORS, LOBBIES AND CORRIDORS

        1. NIGHTLY

                a. Thoroughly wash all glass including low partitions and the corridor side of all windows and glass doors.

                b. Spot clean all chrome bright work including door hardware, kick plates, hose cabinets, and visible hardware on the corridor side of tenant entry door.

                c.      Spot clean, sweep, and vacuum all lobby carpeting.

                d. Empty and clean waste paper baskets and refuse receptacles.

                e.      Spot clean and dust directory board glass.

                f.      Stairwells will be walked nightly and policed as needed.

        2. WEEKLY

                a.      Sweep all stairwells and landings.

        3. MONTHLY

                a. All carpeted floors will be spot cleaned as necessary. Each crew is equipped with a carpet brush and "Folex" the spotting agent. Any spots not removable by normal shampooing will be reported to you.

                b. Dust all horizontal surfaces and ledges not attended to in nightly service. This includes corners and edges.

                C.      Sweep entryway.

B. OFFICE AREAS

        1. NIGHTLY

                a. Empty trash cans, clean thoroughly inside and out. Replace liners as needed.

                b. Feather dust all desks, file cabinets, windowsills, chairs, tables, pictures, and telephones thoroughly. Glass top desks, tables are to be cleaned nightly with towels and glass cleaner and dried thoroughly.

                c. Water fountains are to be cleaned, polished, sanitized and dried thoroughly.

                d. Spot clean entrance and exit doors, including door frames and around switch plates and corner guards to remove fingerprints, soil, etc. This process applied to both sides of the doors.

                e. All chairs and trash cans will be arranged in an orderly manner each night.


                f.      Dust mop and spot damp mop tile floors.

                g.      Vacuum all traffic areas.

        2. WEEKLY

                a. Spot clean glass partitions with glass cleaner and paper towels to eliminate fingermarks and smudges.

                b. Spot clean all furniture, files, telephones and accessories, to remove streaks, stains, spills, and fingermarks.

        3. MONTHLY

                a. All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors, and around furniture.

                b. Wipe with dust cloth all chair legs and rungs, and furniture legs and other areas of furniture and accessories not dusted during the regular dusting.

                c. All hard-surfaced floors will be spray buffed with a electric rotary buffing machine as necessary. All wax marks will be removed from baseboards, doors, and frames.

                d. All horizontal surfaces and ledges, such as picture frames that are beyond reach of normal dusting will be dusted using a dust cloth.

                e.      Dust tops of metal partitions, and metal shelf units.

                f. Damp wipe telephone with disinfectant and dry thoroughly.

                g.      Thoroughly clean all drinking fountains.

        4. QUARTERLY

                a.      All mini-blinds will be feather dusted.

                b. All ceiling vents and return air conditioning vents will be dusted.

                c.      Strip and wax all vinyl flooring.

C. DATA PROCESSING AREAS

        1. DAILY

                a. Dust and spot damp mop all tile raised floor taking care to clean along all edges, under desks, trash cans, chairs, and vents.

                b. Feather dust all desks, file cabinets, windowsills, chairs, tables, pictures, and telephones. (Detail of desk on request).

                c. Damp wipe entrance and exit doors, including door frames, to remove fingermarks, soil, etc.

                d.      Vacuum all traffic areas.

                e. Return all chairs and trash cans to their proper positions and take care to arrange them in an orderly and neat manner.

        2. WEEKLY

                a.      Thoroughly clean the water fountains.

        3. MONTHLY

                a.      Dust tops of metal partitions, metal shelf units.

                b. Damp wipe telephones with disinfectant and dry thoroughly.

D. EXECUTIVE OFFICES (Designated by management)

        1. DAILY

                a. Dust all desks, file cabinets, windowsills, chairs, tables, pictures, telephones thoroughly. Glass top desks, tables are to be cleaned nightly with towels and glass cleaner and dried thoroughly.

                b. Damp wipe entrance and exit doors, including door frames, to remove fingermarks, soil, etc.

                c. Spot clean glass partitions with glass cleaner and paper towels to eliminate fingermarks, smudges, etc.

                d. Remove fingerprints and smudges from wall switch plates as needed.

                h. Thoroughly sweep and wet mop restrooms and foyer floors using a detergent disinfectant. Vacuum foyer floors if carpeted.

                i. Entranceway doors are to be spot cleaned to eliminate fingerprints, smudges, etc., including door facings.

        2. WEEKLY

                a. Entrance doors are to cleaned with wet cloth and cleaning solution taking care to clean vents and door frames thoroughly.

        3. MONTHLY

                a.      Wash all partitions with disinfectant and dry polish.

                b.      Machine scrub and refinish all tile floors as necessary.

        4. QUARTERLY

                a. Stainless hand plates, handles, and kick plates on entranceway doors are to be cleaned and dried thoroughly.

                b. Spot wash all restroom walls with disinfectant taking care to clean all wall receptacles and dispensers and dry polish.

                C.      Clean all air conditioning and ceiling vents.

F. KITCHEN

        1. NIGHTLY

                a.      Sweep and damp mop all hard floor areas.

                b.      Thoroughly vacuum all traffic areas.

                C.      Wipe all horizontal and vertical tile surfaces.

                d.      Wipe all tables.

                e. Straighten chairs and tables back to desired seating arrangement.

                f. Wipe front of microwave ovens, refrigerator, and vending machines.

                g.      Wash counters of food and coffee spills.

                h. Rinse out coffee pots, empty grounds and wipe off machine.

        2. MONTHLY

                a.      Vacuum all upholstered furniture.

G. DAYPORTER DUTIES

The Dayporter shall be trained and assigned to perform the following duties, and any additional duties as may be directed by the building manager. He will be available by pager.

        1. Police all restrooms, to be checked a minimum of twice a day, morning and afternoon.

        2.      Check and fill toilet tissue, seat covers, and towel dispensers.

        3.      Keep entrance door glass, frames and lobby in a clean condition.

        4.      Dust handrails, stair stringers, and risers, wash as necessary.

        5. Police and maintain elevator cabs. If carpeted, elevators are to be vacuumed, spots and surface litter removed as required.

        6.      Police exterior of building picking up trash and debris.

        7. Make sure cafeteria and patio are kept in a clean condition, sweep and spot mop floors as needed and wipe tables.

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is dated as of July 21, 1999, between CARRAMERICA REALTY CORPORATION ("Landlord"), and ZLAND, Inc., a California corporation ("Tenant").

     A. Landlord and Tenant entered into that certain Lease dated as of February 26, 1999 (the "Lease"), with respect to certain premises located at 27081 Aliso Creek Road, Aliso Viejo, California. Unless otherwise defined in this Amendment, initially-capitalized terms used herein shall have the meanings set forth in the Lease.

     B. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease, as follows:

     1. The following is hereby added to the end of Section 3 of Appendix C to the Lease:

          If the costs of the Initial Improvements and Change Orders are in excess of the Landlord's Contribution, and so long as Tenant is not in default under this Lease, Landlord will lend Tenant an amount not to exceed, with respect to each Phase, an amount equal to One Dollar per gross rentable square foot of space in such Phase (the "Improvement Allowance") solely for the payment of the costs of the Initial
     Improvements and Change Orders for such Phase. The Improvement
     Allowance shall be calculated on a Phase by Phase basis, and any unused Improvement Allowance for any Phase may not be reallocated to, or used for, any other Phase. The entire Improvement Allowance funded by Landlord, together with interest thereon at the rate set forth herein, shall be paid by Tenant to Landlord as part of the Base Rent.
     For the purposes of determining the Base Rent, the "TI Rent Component" per month shall mean an amount equal to the total Improvement
     Allowance funded by Landlord, together with interest on such amount at a rate of eleven percent (11%) per annum from the date of disbursement by Landlord until repaid by Tenant, amortized in equal monthly installments over the initial term of this Lease. Landlord and Tenant agree that all unpaid amounts of the Improvement Allowance constitute
     Base Rent under this Lease. Without limiting any of the foregoing provisions, at Landlord's request, Tenant shall within five (5) days after such request, duly execute and deliver to Landlord a promissory note, in form and substance satisfactory to Landlord, evidencing
     Tenant's obligation to repay the Improvement Allowance with interest thereon as provided herein (the "Improvement Note"). Tenant acknowledges and agrees that (a) Tenant's failure to deliver the Improvement Note to Landlord as provided herein, or (b) any breach of any of the terms of the Improvement Note, shall constitute a material breach and default under this Lease. Tenant's failure to execute and deliver the Improvement Note to Landlord as provided herein shall not affect Tenant's obligation to repay the Improvement Allowance together with interest thereon as provided herein. The Improvement Note may be prepaid by Tenant at any time. Any unpaid Improvement Allowance, together with interest thereon as provided herein, shall be immediately due and payable upon any default by Tenant under this Lease. Tenant agrees to pay any and all of Landlord's attorneys' fees and costs relating to the enforcement of Landlord's rights under the Improvement Note or with respect to the repayment of the Improvement Allowance.

     2. Section 11 of the Schedule to the Lease is hereby deleted and the following substituted therefor:

          Base Rent shall be and mean the sum of the applicable Base Component set forth below plus the applicable TI Rent Component (as defined in Appendix C, as amended by this Amendment) for all of the Phases. The Base Component is as follows:


          Period                        Annual Base              Monthly Base
                                         Component                Component
     ------------------------------------------------------------------------
     Lease Year 1; before Phase B
     Commencement Date                  $319,026.60              $26,585.55

     Lease Year 1; after Phase B
     Commencement Date and before
     Phase C Commencement Date          $484,023.60              $40,335.30

     Lease Year 1; after Phase C
     Commencement Date                  $649,004.40              $54,083.70

     Lease Year 2                       $674,964.58              $56,247.05

     Lease Year 3                       $701,963.16              $58,496.93

     Lease Year 4                       $730,041.69              $60,836.81

     Lease Year 5                       $759,243.36              $63,270.28

     Remaining Initial Term after
     Lease Year 5                       $789,613.09              $65,801.09


     3. Appendix E to the Lease is hereby deleted and a new Appendix E, in the form of Appendix A attached hereto, substituted therefor.

     4. Upon any determination of the TI Rent Component for any Phase the amount of the Security Deposit shall be recalculated taking into account the addition of such TI Rent Component to the Base Rent and Tenant shall, within five (5) days after written notice from Landlord, deliver to Landlord the amount necessary to cause the Security Deposit then held by Landlord to equal such recalculated amount.

     5. Landlord and Tenant acknowledge that the Change Orders described in the April 13, 1999 letter from Landlord to Tenant were implemented by Landlord and Tenant and any contrary references in the Lease are hereby amended accordingly.

     6. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

     8. Tenant hereby acknowledges and reaffirms its obligations under the Lease, as such Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. Any breach by Tenant of this Amendment, including any exhibit hereto, shall constitute a breach and default by Tenant under the Lease.

     9. Time is of the essence with respect to each provision of this Agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed and delivered as of the date first above written.


TENANT:                            LANDLORD:

ZLAND, INC.,                       CARRAMERICA REALTY
a California corporation           CORPORATION,
                                   a Maryland corporation


By: /s/ R.C. Bjorkman              By: /s/ D. L. Merriman
    ---------------------              ---------------------
Name: R.C. Bjorkman                Name:  Dwight L. Merriman
Title: VP Finance                  Title: Managing Director

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------

                                   APPENDIX A

                         COMMENCEMENT DATE CONFIRMATION


LANDLORD:      CARRAMERICA REALTY CORPORATION, a Maryland corporation

TENANT:        ZLAND, INC., a California Corporation


     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of February 26, 1999, as subsequently amended (as amended, the "Lease") for certain premises known as 27081 Aliso Creek Road, Aliso Viejo, California, in the building commonly known as Building 3 of the Pacific Corporate Plaza (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for the Phase __ Premises is _________, 1999. The Termination Date of the Lease is __________, ______.

     2.   Base Rent. The monthly Base Rent for the initial Term is as follows:

                       Monthly           Monthly TI
                    Base Component      Rent Component      Monthly Base Rent
                    --------------      --------------      -----------------
Lease Year 1        $                   $                   $

Lease Year 2        $                   $                   $

Lease Year 3        $                   $                   $

Lease Year 4        $                   $                   $

Lease Year 5        $                   $                   $

Remaining Initial   $                   $                   $
  Term

     The annual Base Rent for the initial Term is as follows:

                        Annual            Annual TI
                    Base Component      Rent Component      Annual Base Rent
                    --------------      --------------      ----------------
Lease Year 1        $                   $                   $

Lease Year 2        $                   $                   $

Lease Year 3        $                   $                   $

Lease Year 4        $                   $                   $

Lease Year 5        $                   $                   $

Remaining Initial   $                   $                   $
  Term

     3. Acceptance of Premises. Tenant has inspected the Phase __ Premises and affirms that the Phase __ Premises is acceptable in all respects in its current "as is" condition.

     4. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                        TENANT:

                                        ZLAND, INC.,
                                        a California corporation


                                        By:________________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        By:________________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        LANDLORD:

                                        CARRAMERICA REALTY CORPORATION,
                                        a Maryland corporation


                                        By:________________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION


Landlord: CarrAmerica Realty Corporation, a Maryland corporation

Tenant:   Zland.com, Inc., a Delaware corporation

     This Commencement Date Confirmation dated January 4, 2000, is made by Landlord and Tenant pursuant to that certain Lease dated as of February 26, 1999 (the "Lease"), for certain premises known as Phase C, consisting of 10,185 square feet, in the building commonly known as Building Three of Pacific Corporate Plaza, 27081 Aliso Creek Road, Aliso Viejo, California (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for Phase C Premises is December 1, 1999. The Termination Date of the Lease is November 30, 2004.

     2. Acceptance of Premises. Tenant has inspected the Phase C Premises and affirms that the Phase B Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.


                                   TENANT:
                                   Zland.com, Inc., a Delaware corporation

                                   By: /s/ Gregg Amber
                                       ---------------------------------------

                                   Name: GREGG AMBER
                                         -------------------------------------

                                   Title: Sr. VP & General Counsel
                                          ------------------------------------


                                   LANDLORD:
                                   CarrAmerica Realty Corporation, a Maryland corporation



                                   By: /s/ Phillip Matchett
                                       ---------------------------------------

                                   Name: PHILLIP MATCHETT
                                         -------------------------------------

                                   Title: V.P.
                                          ------------------------------------

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION


Landlord:      CarrAmerica Realty Corporation, a Maryland corporation

Tenant:        Zland.com, Inc., a Delaware corporation


     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of February 26, 1999 (the "Lease"), for certain premises known as Phase B, consisting of 10,185 square feet, in the building commonly known as Building Three of Pacific Corporate Plaza, 27081 Aliso Creek Road, Aliso Viejo, California (the "Premises"). This Conformation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for Phase B Premises is September 9, 1999. The Termination Date of the Lease is 5 Years After the Commencement Date of the Phase C Premises.

     2. Acceptance of Premises. Tenant has inspected the Phase B Premises and affirms that the Phase B Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.


                                     TENANT:
                                     Zland.com, Inc., a Delaware corporation

                                     By: /s/ Gregg Amber
                                         -----------------------------------
                                     Name:  GREGG AMBER
                                           ---------------------------------
                                     Title: Sr VP & General Counsel
                                            --------------------------------


                                     LANDLORD:
                                     CarrAmerica Realty Corporation, a Maryland corporation

                                     By: /s/ PHILLIP MATCHETT
                                         -----------------------------------
                                     Name: Phillip Matchett
                                           ---------------------------------
                                     Title: V.P.
                                            --------------------------------

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "SECOND AMENDMENT") is made as of this 11th day of January, 2000, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("LANDLORD") and ZLAND.COM, INC., a Delaware corporation ("TENANT").



                                   WITNESSETH

     A. Pursuant to that certain Lease dated February 26, 1999, by and between Landlord and Tenant (the "LEASE"), Tenant leased certain space (the "ORIGINAL PREMISES") in a building known as Pacific Corporate Plaza, located at 27081 Aliso Creek Road, Aliso Viejo, California. Pursuant to that certain First Amendment to Lease dated as of July 21, 1999, Landlord and Tenant amended the Lease. All capitalized terms in this Second Amendment shall have the same meanings as in the Lease, as amended by the First Amendment, unless another meaning is clearly indicated here.

     B. Landlord and Tenant desire to amend the Lease to include 26,766 rentable square feet of space (the "ADDITIONAL PREMISES") in the building at 27071 Aliso Creek Road, Aliso Viejo, California (the "27071 BUILDING"), which space is more particularly identified on Exhibit A, which is attached to this Second Amendment.

     C. Landlord and Tenant desire to amend the Lease further upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Lease of Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises.

2. Term of Lease of Additional Premises. The Term of the Lease of the Additional Premises shall commence on the Effective Date (as defined herein), and shall terminate on the last day of the month which is 60 months after the month following the Effective Date of this Second Amendment. The "EFFECTIVE DATE" shall be March 1, 2000.

3. Rentable Square Feet of the Premises. As of the Effective Date, the Rentable Square Feet of the Original Premises and the Additional Premises is hereby agreed by the parties to be 66,829 rentable square feet.

4. Term of Lease of Original Premises. The Term of the Lease of the Original Premises shall be extended from December 01, 2004 to February 28, 2005 "Original Premises Extension Term" to be coterminous with the Additional Premises Term.

5. Tenant's Proportionate Share. The parties agree that as of the Effective Date, Tenant's Proportionate Share of the 27071 Building shall be 51.9%, and Tenant's Proportionate Share of the Project is amended and shall be 52.7%.

6. Security Deposit. The Security Deposit for the Original Premises is not changed by this Second Amendment. As of the Effective Date, to secure Tenant's obligations with respect to the Additional Premises. Tenant shall be required to provide a letter of credit from a bank reasonably acceptable to Landlord, which letter of credit shall be in favor of Landlord and in the amount of $300,000. On each anniversary of the Effective Date, the available credit under such letter of credit may be reduced by an additional $75,000, provided that Tenant has on hand cash or other liquid assets in such amount which is adequate, in Landlord's reasonable judgment, to meet all of Tenant's financial obligations during the Term. Notwithstanding the foregoing, except as otherwise provided herein, the available credit under the letter of credit shall at no time be less than the amount of one month's Base Rent on the Premises. Tenant shall have the right at any time to substitute cash for the letter of credit, provided that the amount of any cash Security Deposit shall be the same amount as the available credit under the letter of credit, but shall in no event be less than 110% of the amount of one month's Base Rent on the Additional Premises. In the event that Tenant makes a successful public offering of its capital stock, which stock is traded on a major stock exchange, then Tenant's obligation to maintain the letter of credit shall terminate, and Tenant shall deposit with Landlord in cash an amount equal to 110% of the amount of one month's Base Rent at that time on the Additional Premises. The Security Deposit for the Additional Premises is subject to the provisions of
       Section 20 of the Lease, and Landlord may make one or more drafts on the letter of credit or use any substitute cash Security Deposit as set forth in Section 20 of the Lease.

7. Base Rent for the Additional Premises. Tenant agrees that Tenant's obligations with respect to payment of Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent on the Original Premises, as set forth in the Lease and the First Amendment, shall be unchanged and shall remain in full force and effect for the Term. As of the Effective Date, Tenant shall commence to pay Base Rent on the Additional Premises at the rate of $1.03 per rentable square foot multiplied by 26,766 rentable square feet. On the earlier to occur of (a) the date of Substantial Completion of the Tenant Improvements (as defined in Exhibit B hereto), or (b) September 1, 2000, Base Rent on the Additional Space shall be adjusted, and shall be $1.40 per rental square foot multiplied by 26.766 rentable square feet. On each anniversary of the Effective Date, Base Rent on the Additional Premises shall increased at the rate of $0.05 per rentable square foot for each rentable square foot of the Additional Premises.

8. Base Rent for the Original Premises during the "Original Premises Extension Term". During the three (3) month "Extension Term" for the Original Premises, Tenant shall pay a base rent of $1.60.

9. Operating Cost Share Rent, Tax Share Rent and Additional Rent. As of the Effective Date, Tenant shall pay monthly Tenant's Proportionate Share of Operating Cost Share Rent, Tax Share Rent and Additional Rent, as defined in the Lease, on the Additional Premises.

10. Signage. As of the Effective Date, Tenant shall have the right to have its name placed in the Directory of the Building, at no cost to Tenant. In addition, subject to Landlord's reasonable approval, Tenant shall have the right to install and maintain one "EYEBROW" sign on the

     Building, to the extent permitted by Governmental Requirements. Upon the expiration or earlier termination of the Lease, Tenant shall remove the Eyebrow sign and repair all damage caused thereby and restore the applicable portion of the Building to its condition prior to installation of the Eyebrow sign. Tenant shall also have the right, subject to Landlord's reasonable approval and to the extent permitted by Governmental Requirements, to install and maintain custom signs on the walls of the elevator lobby of the second floor of the Building, and on entrance doors to any suite on the second floor. All costs and expenses in connection with the installation, maintenance, or removal of any sign shall be Tenant's sole responsibility.

11. Confirmation of Other Obligations. All other obligations of Tenant and Landlord in respect of the Lease shall remain unchanged, and the parties hereby confirm those obligations.

12. Stipulation of No Event of Default. The parties stipulate that upon execution of this Second Amendment, there will be no existing and continuing event of default in the obligations of either party with respect to the Lease.

13. Ratification of Lease. Except as expressly modified herein, all terms and conditions of the Lease, as amended, are hereby ratified and shall remain in full force and effect.

14. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be detached therefrom without impairing the legal effect of the signatures thereon, provided such signature page is attached to any other counterpart identical thereto.


                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year second above written.

LANDLORD:                          CARRAMERICA REALTY CORPORATION,
                                   a Maryland corporation

                                   By:  /s/ PHILIP L. HAWKINS
                                       -----------------------------

                                   Print Name:  Philip L. Hawkins
                                               ---------------------
                                   Its:  Chief Operating Officer
                                        ----------------------------


TENANT:                            ZLAND.COM, INC.,
                                   a Delaware corporation

                                   By:  /s/ GREGG AMBER
                                       -----------------------------

                                   Print Name:  Gregg Amber
                                               ---------------------
                                   Its:  Sr. VP & General Counsel
                                        ----------------------------

                                   EXHIBIT A


                             [BUILDING FLOOR PLAN]



                                   ZLAND.COM
                                   27071 ALISO CREEK ROAD
                                   SUITE 200
                                   ALISO VIEJO, CA.

                                   EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

     1. TENANT IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Tenant Improvements") in the Additional Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Tenant Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

     Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s). Such engineer(s) shall be approved, in advance, by the Landlord. Prior to the close of business on February 15, 2000, Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall provide reasonable comments to such Plans within one (1) week or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide reasonable comments on such Plans. If Landlord provides Tenant with reasonable comments to the Tenant draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments. Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Governmental Requirements. The fact that Landlord may have caused to be prepared any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant Improvements or the compliance of such Tenant Improvements or the Plans with applicable Governmental Requirements.

     Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Tenant Improvements. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed, except for minor "Punch List" items, except for Tenant Delays.

     Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Tenant Improvements and the Change Orders.

     2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

      3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $588,852 ("Landlord's Contribution") toward the costs incurred for the Tenant Improvements and Change Orders. Landlord has no obligation to pay for costs of the Tenant Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Tenant Improvements and/or Change Orders is expected to exceed the Landlord's Contribution, Tenant shall pay such overage to Landlord prior to commencement of construction of the Tenant Improvements and/or Change Orders.

      4. SUBSTANTIAL COMPLETION DELAY. Tenant Delay will only be applicable should Tenant Improvements proceed and would have had a substantial completion date prior to September 1, 2000. Any one or more of the following will constitute a delay in Substantial Completion of the Tenant Improvements and be noted as a "Tenant Delay":

            (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

            (b)   Contractor's performance of any Change Orders; or

            (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

            (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

            (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

            (f) Tenant's delay in making payments to Landlord for costs of the Tenant Improvements and/or Change Orders in excess of the Landlord's Contribution; or

            (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Effective Date is delayed for any reason, then Landlord shall cause Landlord's Construction Manager and Landlords Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay, and such date shall be the Effective Date.

      Prior to Tenant's occupancy of the Premises, Landlord and Tenant shall agree to a punch list of items to be corrected.

      5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Effective Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

      (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

     (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

     (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Effective Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises of the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

     6. MISCELLANEOUS.

     Terms used in this Exhibit B shall have the meanings assigned to them in the Lease. The terms of this Exhibit B are subject to the terms of the Lease.